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                                                                   Exhibit 4.5


                                  $110,000,000

                               CHILES OFFSHORE LLC

                          CHILES OFFSHORE FINANCE CORP.

                            10% Senior Notes due 2008


                               PURCHASE AGREEMENT

                                                                April 24, 1998



CREDIT SUISSE FIRST BOSTON CORPORATION
WASSERSTEIN PERELLA SECURITIES, INC.
 c/o Credit Suisse First Boston Corporation
       Eleven Madison Avenue
       New York, N.Y. 10010-3629

Dear Sirs:

     1. Introductory. Chiles Offshore LLC, a Delaware limited liability company (the "Company"), and Chiles Offshore Finance Corp., a Delaware corporation ("Finance" and, together with the Company, the "Issuers"), propose, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") $110,000,000 aggregate principal amount of their 10% Senior Notes due 2008 ("Offered Securities") to be issued under an indenture dated as of April 29, 1998 (the "Indenture") among the Company, the Subsidiary Guarantors (as defined below) and U.S. Bank Trust National Association, as Trustee. The Offered Securities will be unconditionally guaranteed (the "Guarantees") by Chiles Columbus LLC, a Delaware limited liability company ("Columbus"), and Chiles Magellan LLC, a Delaware limited liability company ("Magellan" and, together with Columbus, the "Subsidiary Guarantors"). The United States Securities Act of 1933 is herein referred to as the "Securities Act."

     The Issuers and the Subsidiary Guarantors hereby agree, jointly and severally, with the several Purchasers as follows:

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     2. Representations and Warranties of the Issuers and the Subsidiary
Guarantors. The Issuers and Subsidiary Guarantors, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

          (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuers and the Subsidiary Guarantors. Such preliminary offering circular and offering circular, as supplemented as of the date of this Agreement, and any other document approved by the Issuers and the Subsidiary Guarantors for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuers or the Subsidiary Guarantors by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereto. The information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Section 4.2 of the Indenture in accordance with Rule 144A(d)(4) under the Securities Act does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuers or the Subsidiary Guarantors by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (b) The Company has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

          (c) Finance has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and Finance is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding capital stock of Finance has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of Finance is owned directly by the Company, free from liens or encumbrances.

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          (d) Each of the Subsidiary Guarantors has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Offering Document; and each of the Subsidiary Guarantors is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Issuers and the Subsidiary Guarantors taken as a whole; all of the issued and outstanding member interests of each Subsidiary Guarantor has been duly authorized and validly issued and is fully paid and nonassessable; and the member interests of each Subsidiary Guarantor are owned directly by the Company, free from liens or encumbrances. The Company has no direct or indirect subsidiaries other than Finance and the Subsidiary Guarantors.

          (e) The Indenture (including the Guarantees) has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture (including the Guarantees) and such Offered Securities will constitute valid and legally binding obligations of the Issuers and the Subsidiary Guarantors, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (f) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between any of the Issuers or the Subsidiary Guarantors and any person that would give rise to a valid claim against the Issuers or Subsidiary Guarantors or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the sale of the Offered Securities.

          (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Issuers and the issuance of the Guarantees by the Subsidiary Guarantors, or for the execution, delivery and performance of the Indenture, the Escrow Agreement and the Escrow Security Agreement (as defined in the Indenture), except such as may be required under state or foreign securities laws and except for such filings with the Securities and Exchange Commission as are required in connection with the Registration Rights Agreement.

          (h) The execution, delivery and performance of the Indenture, the Registration Rights Agreement, the Escrow Agreement, the Escrow Security Agreement and this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default

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under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuers or the Subsidiary Guarantors or any of their properties, or any agreement or instrument to which any of the Issuers or the Subsidiary Guarantors is a party or by which the Issuers or the Subsidiary Guarantors are bound or to which any of the properties of the Issuers or the Subsidiary Guarantors are subject, or the Amended and Restated Operating Agreement, as amended, of the Company, the Certificate of Incorporation and Bylaws of Finance or the Operating Agreement of each of the Subsidiary Guarantors; and the Issuers have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (i) Each of this Agreement and Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers and the Subsidiary Guarantors.

          (j) Each of the Escrow Agreement and the Escrow Security Agreement has been duly authorized by the Issuers; the Escrow Agreement will conform to the description thereof contained in the Offering Document and the each of the Escrow Agreement and the Escrow Security Agreement will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Escrow Security Agreement creates in favor of the Collateral Agent (as defined therein) acting as agent for the Trustee as the secured party, a valid perfected first priority security interest in all right, title and interest in the Collateral (as defined therein).

          (k) Except as disclosed in the Offering Document, the Issuers and the Subsidiary Guarantors have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Issuers and the Subsidiary Guarantors hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (l) The Issuers and the Subsidiary Guarantors possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuers or the Subsidiary Guarantors, would individually or in the aggregate have a material adverse effect on the Issuers and the Subsidiary Guarantors taken as a whole.

          (m) No labor dispute with the employees of the Issuers or the Subsidiary Guarantors exists or, to the knowledge of the Issuers and Subsidiary Guarantors, is imminent that might have a material adverse effect on the Issuers and the Subsidiary Guarantors taken as a whole.

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          (n) None of the Issuers or the Subsidiary Guarantors is in
violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Issuers and the Subsidiary Guarantors taken as a whole; and none of the Issuers or the Subsidiary Guarantors is aware of any pending investigation which might lead to such a claim.

          (o) There are no pending actions, suits or proceedings against or affecting the Issuers, the Subsidiary Guarantors or any of their respective properties that, if determined adversely to the Issuers and the Subsidiary Guarantors, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuers and the Subsidiary Guarantors taken as a whole, or would materially and adversely affect the ability of the Issuers and the Subsidiary Guarantors to perform their obligations under the Indenture, the Registration Rights Agreement or the Escrow Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Issuers' or the Subsidiary Guarantors' knowledge, contemplated.

          (p) The assumptions used in preparing, and the estimates disclosed in, the forecasted financial information under the caption "Certain Financial Forecast Information" represent the Issuers' current best assumptions and estimates of the anticipated results of operations for the Company and its consolidated subsidiaries for each of the years in the three-year period ended December 31, 2001, and the assumptions disclosed therein have been prepared in good faith by the Issuers and on reasonable basis, and are all those the Issuers and the Guarantors believe are significant to the forecasted financial information.

          (q) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. The financial data included in the Offering Document relating to payments under the Construction Contracts (as defined in the Offering Document) and for owner furnished equipment and overhead, with respect to 1997, fairly present actual payments made, and, with respect to periods thereafter, represent the Company's best assumptions and estimates of the amounts and timing of such payments, and have been prepaid by the Issuers in good faith and on a reasonable basis. The statements in the Offering Document in the second paragraph under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations --Overview" with respect to Finance and the Subsidiary Guarantors are true and correct.

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          (r) Since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties (including, without limitation, the construction in progress of the Rigs (as defined in the Offering Document) and any owner furnished equipment relating thereto) or results of operations of the Issuers and the Subsidiary Guarantors taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Issuers or the Subsidiary Guarantors.

          (s) Each of the Construction Contracts and binder for the "delay-in-delivery" insurance policy relating to the Rigs described in the Offering Documents is in full force and effect and no default or event that with notice, a lapse of time, or both, would constitute a default, exists thereunder.

          (t) None of the Issuers or the Subsidiary Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and none of the Issuers or the Subsidiary Guarantors is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be, an "investment company" as defined in the Investment Company Act.

          (u) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

          (v) Assuming the accuracy of the representations and warranties of the Purchasers and the compliance by the Purchasers with the covenants set forth in Section 4 hereof, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Rule 144A thereunder ("Rule 144A") and Regulation S under the Securities Act ("Regulation S"); and prior to the effectiveness of a registration statement as contemplated in the Registration Rights Agreement, it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (w) None of the Issuers, Subsidiary Guarantors or any of their affiliates, or any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of

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Regulation S. Assuming the accuracy of the representations and warranties of the Purchasers and compliance by the Purchaser with the covenants set forth in Section 4 hereof, the Issuers, the Subsidiary Guarantors, their affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuers and the Subsidiary Guarantors have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

          (x) The proceeds to the Issuers from the offering of the Offered Securities will not be used to purchase or carry any "margin security" or "margin stock", within the meaning of Regulations G, T, U or X, as applicable, of the Board of Governors of the Federal Reserve System.

          (y) The proceeds to the Issuers from the offering of the Offered Securities will be used as described in the Offering Document.

          (z) None of the Issuers, the Guarantors, any of their respective affiliates, or any director, officer, agent, employee or other person, in any case, acting on behalf of the Issuers or the Guarantors has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (aa) As of the Closing Date and after the application of the proceeds of the offering as described in the Offering Document, (i) the amounts held in the Interest Escrow Account will provide cash at such times and in such amounts as will be sufficient to pay, when due, interest on the Offered Securities for the first two semi-annual interest payment dates, and
(ii) the amounts held in the Construction Escrow Account will provide cash at such times and in such amounts as will be sufficient, after giving effect to amounts paid prior to the Closing Date, cash on hand immediately prior to the Closing Date and borrowing availability under the Bank Facility to pay, when due, each installment payment for the Purchase Price (as defined in the Indenture) for each Rig as well as all expenses for owner furnished equipment and overhead allocable to such Rig prior to its Delivery Date, in each case as set forth in the table appearing in the Offering Document under the caption "Business - The Construction Contracts."

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of 97.25% of the principal amount thereof plus accrued interest from April 29, 1998 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

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     The Issuers will deliver against payment of the purchase price the
Offered Securities in the form of one or more permanent global Securities in registered form without interest coupons (the "Global Securities") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC, at the office of Andrews & Kurth L.L.P., 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m. (New York time), April 29, 1998, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Andrews & Kurth L.L.P. at least 24 hours prior to the Closing Date.

     4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Issuers that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period under Regulation S a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

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          (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers with the prior written consent of the Company.

          (d) Each Purchaser severally represents that it and each of its affiliates has not offered, and each Purchaser severally agrees that it and each of its affiliates will not offer or sell, the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     5. Certain Agreements of the Issuers and the Subsidiary Guarantors. The Issuers and the Subsidiary Guarantors, jointly and severally, agree with the several Purchasers that:

          (a) The Issuers and the Subsidiary Guarantors will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, nor to be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers and the Subsidiary Guarantors promptly will notify CSFBC of such event and promptly

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will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

          (b) The Issuers and the Subsidiary Guarantors will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests and, upon request, the Issuers and the Subsidiary Guarantors will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of each of the Issuers and the Subsidiary Guarantors, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Issuers and the Subsidiary Guarantors are not subject to Section 13 or 15(d) of the Exchange Act, the Issuers and the Subsidiary Guarantors will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c) The Issuers will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Issuers and the Subsidiary Guarantors will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or take any action that would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (d) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to members for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report or financial statement furnished to or filed with the Commission or any securities exchange on which any class of securities of either of the Issuers is listed, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (e) During the period of two years after the Closing Date, the Issuers will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (f) During the period of two years after the Closing Date, neither the Issuers nor the Subsidiary Guarantors will, and they will not permit any of their affiliates (as defined in Rule 144

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under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (g) During the period of two years after the Closing Date, neither the Issuers nor the Subsidiary Guarantors will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (h) The Issuers will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture, the Escrow Agreement and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Registration Rights Agreement and the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") of the Nasdaq Stock Market, Inc. and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Securities, and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Issuers will also pay or reimburse the Purchasers (to the extent incurred by them) for all air travel expenses and hotel accommodations of the Issuers' officers and employees and any other expenses of the Issuers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

          (i) In connection with the offering, until CSFBC shall have notified the Issuers and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuers nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers and the Subsidiary Guarantors herein, to the accuracy of the statements of officers of the Issuers and the Subsidiary Guarantors made pursuant to the provisions hereof, to the performance by the Issuers and the Subsidiary Guarantors of their obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Arthur Andersen LLP in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Issuers and the Subsidiary Guarantors set forth in the Offering Document.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuers and the Subsidiary Guarantors which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchasers shall have received an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Issuers and the Subsidiary Guarantors, that:

               (i) The Company has been duly formed and is an existing corporation in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Issuers and the Subsidiary Guarantors taken as a whole.

               (ii) Finance has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering

     Document; and Finance is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Issuers and the Subsidiary Guarantors taken as a whole. All of the issued and outstanding capital stock of Finance has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of Finance is owned directly of record and, to such counsel's knowledge, beneficially, by the Company free, to such counsel's knowledge, from liens or encumbrances.

               (iii) Each of the Subsidiary Guarantors has been duly formed and is an existing limited liability company in good standing under the laws of the jurisdiction of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of the Subsidiary Guarantors is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Issuers and the Subsidiary Guarantors taken as a whole; all of the issued and outstanding member interests of each Subsidiary Guarantor has been duly authorized and validly issued and is fully paid and nonassessable; and the member interests of each Subsidiary Guarantor are owned directly of record and, to such counsel's knowledge, beneficially by the Company free, to such counsel's knowledge, from liens or encumbrances. To such counsel's knowledge, the Company has no direct or indirect subsidiaries other than Finance and the Subsidiary Guarantors.

               (iv) The Indenture (including the Guarantees) has been duly authorized; the Offered Securities have been duly authorized for issuance; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below) (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the execution and authentication of the Offered Securities in the manner prescribed by the Indenture by a duly authorized officer of the Trustee), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture (including the Guarantees) and such Offered Securities will constitute valid and legally binding obligations of the Issuers and the Subsidiary Guarantors, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought at law or in equity).

               (v) None of the Issuers or Subsidiary Guarantors is nor, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act.

               (vi) No consent, approval, authorization or order of, or filing with, any New York, Texas, Delaware corporate or United States federal governmental authority is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Issuers, or for the execution, delivery and performance of the Indenture and the Escrow Agreement, except such as may be required under state securities laws and except for such filings with the Commission as are required in connection with the Registration Rights Agreement, as to all of which such counsel need express no opinion.

               (vii) The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Escrow Security Agreement and the issuance and sale of the Offered Securities pursuant to this Agreement and compliance with the terms and provisions thereof will not conflict with or constitute a default under, or violate any New York, Texas, Delaware corporate or United States federal statute, any rule, regulation or order of any New York, Texas, Delaware corporate or United States federal governmental authority having jurisdiction over the Issuers or the Subsidiary Guarantors of which such counsel is aware (other than state securities or "blue sky" law, rules and regulations, as to which such counsel need not express any opinion in this paragraph), or any agreement or instrument (including, without limitation, the Bank Facility (as defined in the Offering Document)) to which the Issuers or the Subsidiary Guarantors is a party or by which the Issuers or the Subsidiary Guarantors, of which such counsel is aware or the Operating Agreement, as amended, of the Company, the Certificate of Incorporation and Bylaws of Finance or the Operating Agreement of each of the Subsidiary Guarantors; and the Issuers have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

               (viii) The provisions of the Escrow Security Agreement are effective to create in favor of the Trustee, acting as agent for the Collateral Agent, a valid security interest in all right, title and interest of the Issuers in the Collateral. Assuming, with respect to the Assigned Agreement (as defined in the Escrow Security Agreement) and the proceeds thereof, the filing of appropriate financing statements under the New York Uniform Commercial Code, no further action is required to be taken under or pursuant to the laws of the State of New York in order to perfect such security interest therein. Assuming, with respect to the Collateral described in Sections 2(a)(i) and (ii) of the Escrow Security Agreement and the proceeds thereof, compliance with the provisions of the Escrow Agreement and the Escrow Security Agreement and the other requirements set forth in such opinion, no further action is required be taken under or pursuant to the laws of the State of Minnesota in order to perfect such security interest therein. Such counsel need express no opinion as to the priority of any such security interest referred to in this paragraph.

               (ix) The descriptions in the Offering Document under the captions "Business," "Management," "Principal Members," "Controlling Member," "Certain Relationships and Related Transactions," "Description of Bank Facility" and "Description of the Notes" insofar as they describe the provisions of documents and instruments therein described, constitute fair summaries thereof, and are accurate in all material respects; the statements in the Offering Document under the caption "Business--Governmental Regulation," insofar as they purport to describe federal environmental laws of the United States, fairly present in all material respects the information set forth therein; and the statements in the Offering Document under the caption "Certain United States Federal Income Tax Consequences to Non-U.S. Holders," insofar as they purport to describe federal income tax laws of the United States, fairly present in all material respects the information set forth therein; it being understood that such counsel need express no opinion as to the financial statements, the financial forecast or other financial or statistical data contained in the Offering Document. Insofar as such opinion covers federal environmental laws of the United States, such counsel may rely solely upon the opinion of Gardere Wynne Sewell & Riggs L.L.P.

               (x) Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers and the Subsidiary Guarantors.

               (xi) Each of the Escrow Agreement and the Escrow Security Agreement has been duly authorized, executed and delivered by the Issuers; the Escrow Agreement will conform to the description thereof contained in the Offering Document and each of the Escrow Agreement and the Escrow Security Agreement will constitute a valid and legally binding obligation of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regarding of whether a proceeding is sought at law or in equity).

               (xii) It is not necessary in connection with (A) the offer, sale and delivery of the Offered Securities by the Issuers to the several Purchasers pursuant to this Agreement or (B) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement and the Offering Document, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Texas or the United States or the corporation law and limited liability company law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and
     (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Offering Document in this paragraph (c) include any supplements thereto on or prior to the Closing Date.

          In addition to the foregoing, such counsel shall state that it has participated in conferences with directors, executive officers and other representatives of the Company, representatives of the Purchasers and their counsel and representatives of the Company's independent public accountants, at which conferences the contents of the Offering Document and related matters were discussed, and although such counsel has not independently verified and has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in such documents (except to the extent set forth in paragraph (ix) above), no facts have come to such counsel's attention to lead it to believe that the Offering Document and any further amendments or supplements thereto as of their respective dates and on the date of such opinion letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements and related notes, the financial statement schedules, the financial forecasts and the other financial, statistical and accounting data included in the Offering Document).

          (d) The Purchasers shall have received from Andrews & Kurth L.L.P., counsel for the Purchasers, such opinion, dated the Closing Date, with respect to the formation of the Issuers and the Subsidiary Guarantors, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuers to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Issuers and the Subsidiary Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Issuers and the Subsidiary Guarantors in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the applicable party in this Agreement are true and correct, that the applicable party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuers and Subsidiary Guarantors taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate. Such certificate from such officer of Finance further shall attach a balance sheet of Finance as of a recent date and certify that such balance sheet presents fairly the financial position of Finance as of such date in conformity with generally accepted accounting principles in the United States and further certify that Finance had as of such date and has as of the Closing Date no liabilities (other than, as of the Closing Date, the Notes).

          (f) The Purchasers shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection. In the event the Issuers shall elect to deposit into the Interest Escrow Account any Temporary Cash Investments rather than cash only in the aggregate amount of the first two semi-annual interest payments, the Purchasers also shall have received from Arthur Andersen LLP a letter which shall certify that as of the Closing Date and after the application of the proceeds of the Offering as described in the Offering Document, the amounts held in the Interest Escrow Account will provide cash at such times and in such amounts as will be sufficient to pay, when due, interest on the Offered Securities for the first two semi-annual interest payment dates.

          (g) The Offered Securities shall have been made eligible for trading in PORTAL.

          (h) Each of the Construction Contracts and the binder for the "delay-in-delivery" insurance policy relating to the Rigs described in the Offering Document shall be in full force and effect, and no default or event that with notice, a lapse of time, or both, would constitute a default, shall exist thereunder.

          (i) The Company shall have entered into the Bank Facility and no default or event that with notice, a lapse of time, or both, would constitute a default, shall exist thereunder.

          (j) The Issuers shall have entered into the Escrow Agreement and no default or event that with notice, a lapse of time, or both would constitute a default, shall exist thereunder. Concurrently with the Closing, the aggregate net proceeds of the Offered Securities shall have been deposited in the Escrow Accounts.

     The Issuers will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Issuers and the Subsidiary Guarantors , jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuers and the Subsidiary Guarantors contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection
(b) below.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuers and the Subsidiary Guarantors against any losses, claims, damages or liabilities to which the Issuers and the Subsidiary Guarantors may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers and the Subsidiary Guarantors in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning over-allotments and stabilizing on the inside front cover page and paragraph seven under the caption "Plan of Distribution."

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party (except to the extent that a defense or counterclaim thereto has been foreclosed thereby) otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party

(who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and Subsidiary Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Subsidiary Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Subsidiary Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Subsidiary Guarantors bear to the total discounts and commissions received by the Purchasers from the Issuers and the Subsidiary Guarantors under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Subsidiary Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection
(d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of the Issuers and the Subsidiary Guarantors under this Section shall be in addition to any liability which the Issuers and the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuers and the Subsidiary Guarantors within the meaning of the Securities Act or the Exchange Act.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Issuers and the Subsidiary Guarantors for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Issuers and the Subsidiary Guarantors for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers and the Subsidiary Guarantors, except as provided in Section
9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the Subsidiary Guarantors or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuers and the Subsidiary Guarantors or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers and the Subsidiary Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Issuers and the Subsidiary Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Issuers and the Subsidiary Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telecopied and confirmed to the Purchasers c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department--Transactions Advisory Group, or, if sent to the Issuers and the Subsidiary Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Chiles Offshore LLC, 1370 Avenue of the Americas, 25th Floor, New York, New York 10029, Attention: Dick H. Fagerstal; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. Successors. This Agreement will be binding upon the parties hereto and their respective successors, and will inure to the benefit of the parties hereto and their respective successors, and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers and the Subsidiary Guarantors as if such holders were parties thereto.

     12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFBC will be binding upon all the Purchasers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     Each of the Issuers and the Subsidiary Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers and the Subsidiary Guarantors and the several Purchasers in accordance with its terms.

                                        Very truly yours,


                                        CHILES OFFSHORE LLC


                                        By   /s/ William E. Chiles
                                            ---------------------------
                                            Name:   William E. Chiles
                                            Title:  President  & CEO

                                        CHILES OFFSHORE FINANCE CORP.


                                        By   /s/ William E. Chiles
                                            ---------------------------
                                            Name:   William E. Chiles
                                            Title:  President  & CEO

                                        CHILES COLUMBUS LLC


                                        By   /s/ William E. Chiles
                                            ----------------------------
                                            Name:   William E. Chiles
                                            Title:  President  & CEO

                                        CHILES MAGELLAN LLC


                                        By   /s/ William E. Chiles
                                            ----------------------------
                                            Name:   William E. Chiles
                                            Title:  President  & CEO

         The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

         CREDIT SUISSE FIRST BOSTON CORPORATION
         WASSERSTEIN PERELLA SECURITIES, INC.
         By:  CREDIT SUISSE FIRST BOSTON
              CORPORATION

         By:  /s/ Rome Arnold
              -----------------------------------
              Name:   Rome Arnold
              Title:  Managing Director

                                   SCHEDULE A





                                                               Principal Amount
                                                                  of Offered
              Purchaser                                           Securities
Credit Suisse First Boston Corporation..................  $           77,000,000
Wasserstein Perella Securities, Inc.....................              33,000,000
                                                          ----------------------
        Total...........................................  $          110,000,000
                                                          ----------------------
                                                          ----------------------













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